Exhibt 5





                                                                  July 23, 2001


    AOL Time Warner Inc.
    75 Rockefeller Plaza
    New York, New York  10019

    Ladies and Gentlemen:

         This opinion is furnished in connection with the filing by AOL Time Warner Inc. (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock") that are being registered under the Registration Statement for issuance by the Company pursuant to the terms of the Amended and Restated Stock Option Plan for Directors, Officers, Employees and Consultants of InfoInterActive Inc. and 2000 Stock Option Plan of InfoInterActive Inc. Obongo, Inc. 1999 Equity Incentive Plan (collectively, the "Plans").

         I am Vice President and Associate General Counsel of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise, identified to our satisfaction, of the following documents:

          1. Certificate of Incorporation of the Company as currently in effect;

          2. By-Laws of the Company as currently in effect;

          3. Resolutions adopted by the Transactions Committee of the Company's Board of Directors authorizing the assumption of the Plans and the reservation of Company's Common Stock under the Plans; and

          4. The Plans.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plans as currently in effect, and none of such Shares will be issued for less than $.01; (ii) all actions required to be taken under the Plans by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company; and (iii) at the time of the issuance of the Shares under the Plans, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.



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        Based upon and subject to the foregoing, I am of the opinion that:

        1.The Shares have been duly authorized for issuance.

        2.If and when any Shares are issued in accordance with the requirements of the Plans, and subject to receipt of the purchase price for the Shares, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and nonassessable.

         You acknowledge that I am admitted to practice only in the States of California and Texas and am not an expert in the laws of any other jurisdiction. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

         This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                      Very truly yours,

                                                      /s/ Brenda C. Karickhoff


                                                      Brenda C. Karickhoff
                                                      Vice President and
                                                      Associate General Counsel









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